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                                                                     EXHIBIT 5.1

                               FORM OF OPINION OF
                          KELLY, HART & HALLMAN, P.C.


                                     , 2000





Encore Acquisition Company
777 Main Street, Suite 1400
Fort Worth, Texas 76102

         Re:      Registration Statement on Form S-1
                  Securities Exchange Commission Opinion

Gentlemen:

         The opinion set forth below is given pursuant to Item 601(b)(5)(i) of Regulation S-K for inclusion as Exhibit 5.1 to the Registration Statement on Form S-1 (Registration No. 333-47450) (the "Registration Statement") of Encore Acquisition Company, a Delaware corporation (the "Corporation"), pertaining to the public offering of _________ shares of common stock, par value $.01 per share, of the Corporation (the "Shares").

         We have examined such matters of law and such certificates, documents and records of public officials and of officers of the Corporation as we have deemed necessary for the purposes of rendering this opinion.

         In rendering this opinion, we have made the following assumptions: (i) all documents submitted to or reviewed by us are accurate and complete and, if not originals, are true and correct copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a corporation were duly authorized to do so.

         Based upon and subject to the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that, upon filing of the Corporation's second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, the Shares will have been duly authorized by the Corporation and, when issued against payment therefor in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

         This opinion is further limited and qualified in all respects as follows:

                  A. The opinion is specifically limited to matters of the existing laws of the State of Texas, the United States of America and the State of Delaware. We express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion.




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Encore Acquisition Company
          , 2000
Page 2


                  B. This opinion is limited to the specific opinions stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

                  C. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

         This opinion is intended solely for your benefit. It is not to be quoted in whole or in part, disclosed, made available to or relied upon by any other person, firm or entity without our express prior written consent.

         We hereby consent to the use of this opinion in the above-referenced Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                           Respectfully submitted,



                                           KELLY, HART & HALLMAN
                                           (a professional corporation)